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                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-62201) of Pro-Fac Cooperative, Inc. of our report dated August 28, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

Rochester, New York
September 24, 2002